CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 333-90262 and 811-09688) of AllianceBernstein Focused Growth & Income Fund, Inc. (formerly,
AllianceBernstein Disciplined Value Fund, Inc.).





                                                            ERNST & YOUNG LLP


New York, New York
February 28, 2005